Exhibit 99.1

For Release at 6:00 Am Central Time (7:00 Am Eastern Time)

NOVAMED REPORTS THIRD QUARTER EARNINGS FROM CONTINUING OPERATIONS OF $0.23 PER DILUTED SHARE

CHICAGO, IL (October 28, 2010) – NovaMed, Inc. (Nasdaq: NOVA), a leading operator of ambulatory surgery centers in partnership with physicians, today announced results for the third quarter ended September 30, 2010.  Total net revenue was $38,559,000 compared to $38,186,000 in the prior year third quarter.  Same-facility net revenue declined 1% for the quarter.   Net income from continuing operations attributable to NovaMed in the third quarter of 2010 was $1,816,000, or $0.23 per diluted share, compared to $2,043,000, or $0.26 per diluted share, in the prior year third quarter.  Net cash provided by operating activities in the third quarter of 2010 was $10,994,000 and distributions to noncontrolling interests, which are included in net cash used in financing activities, were $4,305,000.  Net cash provided by operating activities less distributions to noncontrolling interests was $6,689,000, or $0.85 per diluted share.

Interest expense in the third quarter of 2010 included non-cash, imputed interest of $1,174,000, or $0.09 per diluted share, compared to $1,076,000, or $0.08 per diluted share, in the third quarter of 2009.  This interest expense is recorded in accordance with NovaMed’s adoption of Accounting Standards Codification (“ASC”) 470-20. The results for the third quarter of 2010 included a negative impact of $0.03 per diluted share from the increase in this non-cash imputed interest expense plus the higher interest expense relating to the amendment to NovaMed’s credit agreement in August 2009.

“Although the economy continues to negatively impact our business, we did experience some improvement in our product sales segment in the third quarter,” commented Thomas S. Hall, Chairman, President and Chief Executive Officer of NovaMed, Inc.  “We believe low consumer confidence and the employment outlook still continue to negatively impact our surgical procedure volumes.  However, our cash flow remains strong with $6.7 million of net cash from operating activities less distributions to noncontrolling interests, or 3.7 times net income from continuing operations attributable to NovaMed.  With capital expenditures of $380,000 in the quarter, our free cash flow of $6.3 million funded a small acquisition and also allowed us to deleverage our balance sheet in the third quarter.”

“Our acquisition of an underperforming ASC in the Orlando market at the end of the third quarter is an example of our strategy of finding ways to achieve growth and create value with a relatively low capital commitment,” continued Mr. Hall.  “The operations of the acquired ASC have been merged into our Downtown Surgery Center in Orlando.  As a result of this transaction, we now have three new physician-partners and a hospital partner.  Through other syndications we have also added three additional physician-partners to this ASC.  We are excited about the growth potential for our Orlando ASC and continue to look for similar opportunities in other markets.”

Highlights of third quarter continuing operations include:
•	Total net revenue of $38,559,000
•	Earnings per diluted share from continuing operations of $0.23
•	Net cash from operating activities less distributions to noncontrolling interests of $6,689,000, or $0.85 per diluted share
•	Acquired an underperforming ASC in the Orlando market and merged into our existing ASC

For the nine months ended September 30, 2010, total net revenue was $113,168,000 compared to $114,770,000 for the first nine months last year.  Same-facility net revenue declined 2% for the nine month period.  Net income from continuing operations attributable to NovaMed in the first nine months of 2010 was $5,135,000, or $0.65 per diluted share, compared to $6,231,000, or $0.80 per diluted share, for the same period last year.  Net cash provided by operating activities in the first nine months of 2010 was $30,056,000 and distributions to noncontrolling interests, which are included in net cash used in financing activities, were $12,376,000.  Net cash provided by operating activities less distributions to noncontrolling interests was $17,680,000, or $2.25 per diluted share.  The results for the first nine months of 2010 included a negative impact of $0.09 per diluted share from the increase in the non-cash imputed interest expense on our convertible debt plus the higher interest expense relating to the amendment to our credit agreement in August 2009.

“In addition to the acquisition we completed in the third quarter, we continued to deleverage our balance sheet by paying down $5.7 million in senior debt.  In the first nine months of 2010 we have now paid down more than $16 million in senior debt and over the last seven quarters we have reduced our senior debt outstanding by over $36 million, or over $4.60 per share,” added Mr. Hall.  “As demonstrated by our Orlando transaction, our approach to acquisitions remains cautious and conservative as we look for creative growth opportunities where we believe we can add significant value.”

Mr. Hall concluded, “We continue to believe that the demographic trends clearly support long term growth for surgical procedures and ASCs, as the lowest cost setting with the highest quality outcomes, will benefit from these trends in the future.  With a solid platform and improving balance sheet, NovaMed is well positioned for the long term.”

Impact of Adoption of ASC 470-20
Effective January 1, 2009, NovaMed adopted ASC 470-20, Debt with Conversion and Other Options.  ASC 470-20 impacts the accounting treatment of our 1.0% convertible senior subordinated notes due June 15, 2012.  As noted above, the adoption of ASC 470-20 added non-cash, imputed interest expense of $1,174,000 and $1,076,000 to the third quarters of 2010 and 2009, respectively, and $3,412,000 and $3,124,000 to the first nine months of 2010 and 2009, respectively.   We estimate that the adoption of ASC 470-20 will add approximately $4.6 million of imputed interest expense to our 2010 results of operations.  However, the adoption of ASC 470-20 will not have an impact on our cash flows.

About NovaMed
NovaMed operates, develops and acquires ambulatory surgery centers in partnership with physicians and holds majority ownership interests in 37 surgery centers located in 19 states.  Learn more at www.novamed.com.

As previously announced, NovaMed will hold a conference call to discuss this release at 10:00 a.m. Eastern Time on Thursday, October 28, 2010.  All interested parties can join the call by dialing (888) 396-2369 or (617) 847-8710 for international callers.  Please dial in 10 minutes prior to the call to secure a line and use the passcode: NOVAMED Q3 EARNINGS.  Investors can also listen to the call over the Internet by visiting www.earnings.com or NovaMed’s website at www.novamed.com.  For those who cannot listen to the live broadcast, a replay will be available at these sites through November 28, 2010.

NovaMed measures same-facility results using only those facilities that it has owned and operated for the entire current and prior year periods reported.  This press release contains forward-looking statements that relate to possible future events.  These statements are based on management’s current expectations and are subject to risks and uncertainties, which could cause our actual results to differ materially from those expressed or implied in this press release.  These risks and uncertainties include: the current difficult economy and tightened credit markets; our current and future debt levels; our ability to access capital on a cost-effective basis to continue to successfully implement our growth strategy; reduced prices and reimbursement rates for surgical procedures; our ability to acquire, develop or manage a sufficient number of profitable surgical facilities; our ability to maintain successful relationships with the physicians who use our surgical facilities; our ability to grow and manage effectively our increasing number of surgical facilities; competition from other companies in the acquisition, development and operation of surgical facilities; and uncertainty around national healthcare reform and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit our business operations, require us to incur significant expenditures or limit our ability to relocate our facilities if necessary.  Readers are encouraged to review a more complete discussion of the factors affecting NovaMed’s business and prospects in its filings with the Securities and Exchange Commission, including the company’s 2009 Form 10-K filed on March 16, 2010.  Readers should not place undue reliance on any forward-looking statements.  Except as required by the federal securities laws, NovaMed undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
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CONTACT

Scott T. Macomber
Executive Vice President and Chief Financial Officer
(312) 664-4100
smacomber@novamed.com

Investor Relations:
Susan A. Noonan
S. A. Noonan Communications
(212) 966-3650
susan@sanoonan.com

NovaMed, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data, ASCs operated and procedures performed)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Net revenue:
Surgical facilities	$32,248	$32,446	$95,382	$97,361
Product sales and other	6,311	5,740	17,786	17,409
Total net revenue	38,559	38,186	113,168	114,770

Operating expenses:
Salaries, wages and benefits	11,234	11,327	33,677	34,099
Cost of sales and medical supplies	9,518	8,862	27,148	26,271
Selling, general and administrative	7,079	6,781	20,932	20,383
Depreciation and amortization	1,224	1,437	3,838	4,257
Total operating expenses	29,055	28,407	85,595	85,010

Operating income	9,504	9,779	27,573	29,760

Interest (income) expense, net	2,227	2,149	6,758	6,414
Other (income) expense, net	(4)	44	60	45

Income before income taxes	7,281	7,586	20,755	23,301
Income tax provision	1,186	1,306	3,353	3,984

Net income from continuing operations	6,095	6,280	17,402	19,317
Net loss from discontinued operations	-	(181)	(335)	(518)
Gain (loss) on disposal of discontinued operations	20	-	(1,554)	-

Net income	$6,115	$6,099	$15,513	$18,799

Net income attributable to noncontrolling interests	4,279	4,237	12,267	13,086

Net income attributable to NovaMed, Inc.	$1,836	$1,862	$3,246	$5,713

Amounts attributable to NovaMed, Inc.:
Net income from continuing operations	$1,816	$2,043	$5,135	$6,231
Net income (loss) from discontinued operations	20	(181)	(1,889)	(518)

Net income attributable to NovaMed, Inc.	$1,836	$1,862	$3,246	$5,713

Diluted earnings per common share attributable to NovaMed, Inc (1).:
Earnings from continuing operations	$0.23	$0.26	$0.65	$0.80
Loss from discontinued operations	0.00	(0.02)	(0.24)	(0.07)
Net earnings	$0.23	$0.24	$0.41	$0.73

Shares used in computing diluted earnings per share (1)	7,858	7,803	7,850	7,750

(1) Adjusted for 1-for-3 reverse stock split effective June 1, 2010.

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Selected Operating Data:

ASCs operated at end of period	37	37	37	37
Procedures performed during the period	37,504	39,545	113,066	119,100

Reconciliation of net income from continuing operations
attributable to NovaMed, Inc. to EBITDA (1)(2):
Net income from continuing operations attributable to NovaMed, Inc.	$1,816	$2,043	$5,135	$6,231
Add: income tax provision	1,186	1,306	3,353	3,984
Add: interest expense, net	2,227	2,149	6,758	6,414
Add: depreciation and amortization	1,224	1,437	3,838	4,257
Add: stock compensation expense	420	520	1,323	1,633
EBITDA	$6,873	$7,455	$20,407	$22,519

Reconciliation of net income from continuing operations
attributable to NovaMed, Inc. to non-GAAP net income
from continuing operations attributable to NovaMed, Inc. (1)(3):
Net income from continuing operations attributable to NovaMed, Inc.	$1,816	$2,043	$5,135	$6,231
After-tax imputed interest expense required by ASC 470-20	711	656	2,065	1,906
Non-GAAP net income from continuing operations
attributable to NovaMed, Inc.	$2,527	$2,699	$7,200	$8,137

Reconciliation of diluted earnings per common share from
continuing operations attributable to NovaMed, Inc. to
non-GAAP diluted earnings per common share from
continuing operations attributable to NovaMed, Inc. (1)(3)(4):
Diluted earnings per common share from continuing operations
attributable to NovaMed, Inc.	$0.23	$0.26	$0.65	$0.80
After-tax imputed interest expense required by ASC 470-20	0.09	0.08	0.26	0.25
Non-GAAP diluted earnings per common share from continuing
operations attributable to NovaMed, Inc. (5)	$0.32	$0.35	$0.92	$1.05

Computation of net cash provided by operating activities less distributions to noncontrolling interests per diluted share (1)(4):
Net cash provided by operating activities	$10,994	$11,896	$30,056	$33,636
Distributions to noncontrolling interests	(4,305)	(4,763)	(12,376)	(14,411)
Net cash provided by operating activities less distributions to
noncontrolling interests	6,689	7,133	17,680	19,225
Diluted shares outstanding	7,858	7,803	7,850	7,750
Net cash provided by operating activities less distributions to
noncontrolling interests per diluted share	$0.85	$0.91	$2.25	$2.48

	September 30,	December 31,
Balance Sheet Data:	2010	2009

Cash and cash equivalents	$3,158	$3,884
Accounts receivable, net	20,077	18,673
Working capital	5,822	7,146
Total assets	244,565	247,967
Long-term debt	91,580	104,282
Total NovaMed, Inc. stockholders' equity	95,989	91,028
Noncontrolling interests	14,801	14,984

Statement of Cash Flow Data:	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Net cash provided by operating activities	$10,994	$11,896	$30,056	$33,636
Net cash used in investing activities	$(1,599)	$(1,467)	$(1,632)	$(3,733)
Net cash used in financing activities	$(10,686)	$(10,549)	$(29,150)	$(31,902)

Notes:

(1)
NovaMed uses certain non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures as shown in the reconciliations provided in this press release.  NovaMed believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors for the reasons noted below.  There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon NovaMed's reported financial results.  The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in this press release.

(2)
NovaMed defines EBITDA as earnings before interest, income taxes, depreciation and amortization, and stock compensation expense.  EBITDA is a non-GAAP financial measure used by management, the health care industry and the financial community to evaluate company performance, allocate resources and measure leverage and debt service capacity.  Other companies may calculate EBITDA differently than NovaMed, limiting its usefulness as a comparative measure.

(3)
NovaMed adopted ASC 470-20 effective January 1, 2009.  This new accounting rule resulted in the addition of $711,000 and $656,000 in non-cash, after-tax interest expense for the three months ended September 30, 2010 and 2009, respectively and $2,065,000 and $1,906,000 in non-cash, after-tax interest expense for the nine months ended September 30, 2010 and 2009, respectively.  NovaMed is providing this non-GAAP financial measure to highlight to the long-term readers of its financial statements the cause of the significant reduction in its earnings from what was reported in prior years.

(4)	Adjusted for 1-for-3 reverse stock split effective June 1, 2010.

(5)	Discrepancies between the totals and the sums of the amounts listed are due to rounding.